As filed with the Securities and Exchange Commission on August 17, 2001
                                                   Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                       FIRST INDUSTRIAL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

          Maryland                                   36-3935116
  (State of incorporation)             (I.R.S. Employer Identification Number)

                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
                                 (312) 344-4300
          (Address, including zip code, of principal executive offices)

          FIRST INDUSTRIAL REALTY TRUST, INC. 2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)

--------------------------------------------------------------------------------

                               Michael W. Brennan
                      President and Chief Executive Officer
                       First Industrial Realty Trust, Inc.
                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
                                 (312) 344-4300
(Name, address, and telephone number, including area code, of agent for service)


--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

 =========================== ===================== ======================= ======================= ====================
 --------------------------                           Proposed Maximum        Proposed Maximum
                                 Amount to be          Offering Price        Aggregate Offering         Amount of
          Title of              Registered(2)            Per Share                 Price            Registration Fee
      Securities to be
         Registered
 --------------------------- --------------------- ----------------------- ----------------------- --------------------
       Common Stock,           2,300,000 shares           $32.32(3)            $74,336,000              $18,584
     $.01 par value(1)
 =========================== ===================== ======================= ======================= ====================

(1) Includes rights to purchase Junior Participating Preferred Stock of First Industrial Realty Trust, Inc. (the "Company"). Because no separate consideration is being paid for the Rights, the registration fee therefor is included in the fee for the Common Stock.
(2) Plus such additional number of shares as may be issued under the Company's 2001 Stock Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar dilutive event.
(3) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is based on the average of the reported high and low sales prices of the Common Stock on the New York Stock Exchange -- Composite Transactions System on August 10, 2001.

================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

     The following documents have been filed by First Industrial Realty Trust, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 1-13102) and are hereby incorporated by reference in this Registration Statement:

     1) Annual Report on Form 10-K for the year ended December 31, 2000, filed March 9, 2001;

     2) Annual Report on Form 10-K/A No. 1 for the year ended December 31, 2000, filed July 6, 2001;

     3) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed May 15, 2001;

     4) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed August 10, 2001;

     5)   Current Report on Form 8-K filed with the Commission on January 12,
          2001;

     6) Current Report on Form 8-K/A No. 1 filed with the Commission on March 8, 2001;

     7)   Current Report on Form 8-K filed with the Commission on March 16,
          2001;

     8) Current Report on Form 8-K filed with the Commission on April 10, 2001; and

     9) The description of the common stock included in the Company's registration statement on Form 8-A dated June 23, 1994 and the description of the associated preferred share purchase rights included in the Form 8-A filed September 24, 1997.

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.
                  -------------------------

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.
                  --------------------------------------

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                  -----------------------------------------

     The Company's Articles of Incorporation and Bylaws provide certain limitations on the liability of the Company's Directors and officers of monetary damages to the Company. The Articles of Incorporation and

Bylaws obligate the Company to indemnify its Directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and its stockholders against these individuals. The provisions of Maryland law provide for the indemnification of officers and directors of a company under certain circumstances.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.
                  -----------------------------------

                  Not applicable.

ITEM 8.           EXHIBITS.
                  --------

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

     Exhibit

     4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).


     4.2 Articles of Amendment to the Company's Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit 3.2 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

     4.3 Articles of Amendment to the Company's Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102)

     4.4 Articles Supplementary relating to the Company's Junior Participating Preferred Stock, $.01 par value (incorporated by reference to Exhibit
          4.10 of Form S-3/A of the Company and First Industrial, L.P. dated September 24, 1997, File No. 333-29879).

     5.1 Opinion of Cahill Gordon & Reindel as to the legality of the Common Stock being registered. 23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

     24.1 Powers of Attorney (included on signature page).

ITEM 9.           UNDERTAKINGS.
                  ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 17, 2001.

                              FIRST INDUSTRIAL REALTY TRUST, INC.


                              By:      /s/ Michael J. Havala
                                 -----------------------------------------------
                              Name:  Michael J. Havala
                              Title:    Principal Financial and Accounting
                                           Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Brennan and Michael J. Havala, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, to sign any and all pre- or post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                  Signature                               Title                          Date
                  ---------                               -----                          ----
     /s/ Michael W. Brennan                     President, Chief                  August 17, 2001
----------------------------------------          Executive Officer and
     Michael W. Brennan                           Director (Principal
                                                  Executive
                                                  Officer)

     /s/ Michael J. Havala                      Chief Financial Officer           August 17, 2001
----------------------------------------          (Principal Financial
     Michael J. Havala                             and Accounting
                                                   Officer)

     /s/ Michael G.Damone                       Director of Strategic             August 17, 2001
----------------------------------------          Planning and Director
     Michael G. Damone
                                                Director
----------------------------------------
     John L. Lesher


                                      II-4



----------------------------------------        Director
     Kevin W. Lynch

     /s/ John E. Rau                            Director                          August 17, 2001
----------------------------------------
     John E. Rau

     /s/ Jay H. Shilder                         Chairman of the Board of          August 17, 2001
----------------------------------------          Directors
     Jay H. Shidler

     /s/ Robert J. Slater                       Director                          August 17, 2001
----------------------------------------
     Robert J. Slater

     /s/ W. Edwin Tyler                         Director                          August 17, 2001
----------------------------------------
     W. Edwin Tyler

     /s/ J. Steven Wilson                       Director                          August 17, 2001
----------------------------------------
     J. Steven Wilson


                                  EXHIBIT INDEX


Exhibit
Number                      Description

4.1 Amended and Restated Articles of the Company (incorporated by reference to Exhibit 3.1 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.2 Articles of Amendment to the Company's Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit 3.2 of the Form 10-Q of the Company's for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.3 Articles of Amendment to the Company's Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.4 Articles Supplementary relating to the Company's Junior Participating Preferred Stock, $.01 par value (incorporated by reference to Exhibit 4.10 of Form S-3/A of the Company and First Industrial, L.P. dated September 24, 1997, File No. 333-29879).

5.1 Opinion of Cahill Gordon & Reindel as to the legality of the Common Stock being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

24.1 Powers of Attorney (included on signature page).

                     [LETTERHEAD OF CAHILL GORDON & REINDEL]
                                                                     Exhibit 5.1














                                                         August 17, 2001





                                                                 (212) 701-3000


First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     This opinion is being rendered in connection with the registration statement on Form S-8 (the "Registration Statement") filed by First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,300,000 shares of Common Stock, par value $.01 per share ("Common Stock").

     In connection therewith, we have examined and considered originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and Bylaws, each as amended and restated, resolutions of its board of directors and stockholders and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock covered by the Registration Statement as we have deemed appropriate for purposes of rendering this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, information supplied and assumptions, it is our opinion that the 2,300,000 shares of Common Stock, when issued and paid for in accordance with the terms of the

Company's 2001 Stock Incentive Plan and the Authorizing Resolutions referred to in the opinion of McGuire Woods LLP attached hereto, will be duly authorized, validly issued, fully paid and non-assessable.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuireWoods LLP, a copy of which is attached hereto.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such inclusion does not constitute a consent under Section 7 of the Securities Act as in consenting to such inclusion we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under
Section 7 or under the rules and regulations of the Commission thereunder.

                                       Very truly yours,


                                       /s/CAHILL GORDON & REINDEL

                        [LETTERHEAD OF McGUIREWOODS LLP]

                                 August 17, 2001





First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     This opinion is furnished as special Maryland counsel in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 2,300,000 shares (the "Stock Incentive Shares") of Common Stock, par value $.01 per share ("Common Stock"), of First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), pursuant to the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the "Plan").

     In connection with rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of:

     (a) Articles of Amendment and Restatement of the Company, filed June 13, 1994, as amended to date;

     (b)  Amended and Restated Bylaws of the Company, as amended to date;

     (c)  the Plan;

     (d) Resolutions of the board of directors and stockholders of the Company, including those certain resolutions adopted March 9, 2001 by the Board of Directors of the Company and those certain resolutions adopted by the stockholders of the Company at the Annual Meeting of Stockholders held on May 16, 2001 (collectively the "Authorizing Resolutions");

     (e) The Registration Statement on Form S-8 relating to the Stock Incentive Shares (the "Registration Statement");

     (f) Certificate of Good Standing for the Company Issued by the State Department of Assessments and Taxation of Maryland dated August 7, 2001; and

     (g) such other certificates, receipts, records and documents relating to the Company and the issuance and sale of the Stock Incentive Shares as we considered necessary for the purposes of rendering this opinion.

     In conducting our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to matters of fact that have not been independently established, we have relied upon representations of officers of the Company.

     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Maryland.

     Based upon the foregoing, we are of the opinion that the Stock Incentive Shares, when issued and paid for in accordance with the terms of the Plan and the Authorizing Resolutions, will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state law regulating the offer and sale of securities.

     This opinion may be relied upon by the law firm of Cahill Gordon & Reindel with respect to that firm's opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Our consent to such filing does not constitute a consent under Section 7 of the Securities Act and in consenting to such filing we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                           Very truly yours,



                                           /s/MCGUIREWOODS LLP

                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2001 relating to the consolidated financial statements, which appears in the First Industrial Realty Trust, Inc. Annual Report on Form 10-K/A No. 1 for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 9, 2001 relating to the financial statement schedule, which also appears in the First Industrial Realty Trust, Inc. Annual Report on Form 10-K/A No. 1. We also consent to the incorporation by reference of our report dated June 28, 2000 relating to the combined historical statement of revenues and certain expenses of the 2000 Acquisition I Properties for the year ended December 31, 1999, of our report dated February 2, 2001 relating to the combined historical statement of revenues and certain expenses of the 2000 Acquisition II Properties for the year ended December 31, 1999 and of our report dated December 8, 2000 relating to the combined historical statement of revenues and certain expenses for the 2000 Acquisition III Properties for the year ended December 31, 1999, which each are included in the First Industrial Realty Trust, Inc. Current Report on Form 8-K dated January 12, 2001, as amended by Form 8-K/A filed on March 8, 2001.


                                           /s/PRICEWATERHOUSECOOPERS LLP




Chicago, Illinois
August 17, 2001